UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — May 30, 2006

NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	000-51686	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

NUCRYST Pharmaceuticals Corp.
50 Audubon Road, Suite B
Wakefield, MA 01880
(Address of principal executive offices)
Registrant’s telephone number, including area code: (780) 992-5626
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
(Former name or former address, if changed since last report)

EXPLANATORY NOTE
On May 30, 2006, the Board of Directors (the “Board”) of NUCRYST Pharmaceuticals Corp. (the “Company”) passed a resolution appointing Dr. David Poorvin as a member of the Board. The Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 5, 2006, as amended on September 11, 2006, is being amended hereby to report Dr. Poorvin’s appointment to an additional committee of the Board, which was not determined as of the date of Dr. Poorvin’s initial appointment to the Board.
Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On December 20, 2006, the Board appointed Dr. Poorvin to the Audit Committee of the Board.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.
By:	/s/ Carol L. Amelio
Carol L. Amelio
General Counsel and Corporate Secretary

Date: December 20, 2006